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                                                                     EXHIBIT 3.1
                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 EXEGENICS INC.
                            (a Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

SECTION 1. Registered Office. The registered office shall be established and maintained at 32 Loockerman Square, Suite L-100, the City of Dover, in the county of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise provided by law or by the Certificate of Incorporation, may be called at any time only by the vote of a majority of the Whole Board, at such time and place either within or without the State of Delaware as may be stated in the notice. The term "Whole Board" shall mean the total number of


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directors that the Corporation would have if there were no vacancies in the
Board of Directors. Stockholders of the Corporation shall not be entitled to call special meetings of stockholders.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be elected by majority vote as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to, the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. Notice of Meetings. Except as otherwise provided in these By-Laws, written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholders may be



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given by electronic transmission in the manner provided in Section 232 of the
Delaware General Corporation Law.

SECTION 6.  Notice of Stockholder Business and Nominations.

    A.      Certain Matters Pertaining to Stockholder Business and Nominations.

            (1) For nominations or other business to be properly brought before an annual meeting by a stockholder or for nominations to be properly brought before a special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of other business to be brought before an annual meeting, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice pertaining to an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifty-fifth (55th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting ("Anniversary Date"); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the Anniversary Date, notice by the stockholder to be timely must be so delivered (a) not later than the close of business on the fifty-fifth (55th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the Anniversary Date or (b) by the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. To be timely, a stockholders' notice pertaining to a special meeting held for the purpose of electing one or more directors to the Board of Directors must be delivered to the Secretary at the principal executive offices of the Corporation (a) not later than the close of business on the fifty-fifth
(55th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to such special meeting date or (b) by the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made.

            (2) Such stockholder's notice for an annual meeting or a special meeting shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the


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stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees.

            (3) Notwithstanding anything in paragraph A(1) of this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the Anniversary Date (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after the Anniversary Date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

    B.      General.

            (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible to be nominated for election by a stockholder of the Corporation and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
6. Except as otherwise provided by law or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before a meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6 and, if any proposed nomination or other business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

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            (2) For purposes of this Section 6, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 6 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of preferred stock of the Corporation then outstanding to elect directors under specified circumstances.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. Number and Term. Subject to the rights of the holders of any shares of any class or series of preferred stock of the Corporation then outstanding, the number of directors constituting the entire board shall not be less than three (3) and shall be fixed from time to time exclusively by action of the Whole Board (as defined in Article II, Section 2 above), or, if the number is not fixed, the number shall be three (3).

SECTION 2. Nominations for Election of Directors. Nominations for the election of directors at any annual or special meeting may be made by the Board of Directors. Nominations for election of directors by any stockholder may be made only in accordance with Article II, Section 6 above.

SECTION 3. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a Quorum by a majority vote, may appoint any


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qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 5. Removal. Subject to the rights of the holders of any shares of any class or series of preferred stock of the Corporation then outstanding, any director or the entire Board of Directors may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

SECTION 6. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such, as are by law, by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act the meeting in the place of any such absent or disqualified member.

SECTION 8. Meetings. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board, may be called by the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.



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Unless otherwise restricted by the Certificate of Incorporation or these
By-Laws, members of the Board of Directors, or any committees designated by the Board of Directors, may participate in a meeting, of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which 2 persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be adjourned.

SECTION 10. Compensation. Directors shall receive any stated salary for their services as directors as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualify. In addition, the Board of Directors may elect a Chairman, one or more Vice President; and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.


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SECTION 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. Chairman. The Chairman of the Board of Directors, if elected, shall preside at all meetings of the stockholders and all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the Corporation, and, in the absence or non-election of the Chairman of the Board of Directors, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. Vice President. Each Vice President, if elected, shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in the books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever. they may request it, an account of his transactions as Treasurer and of the financial condition of the Corporation. If required by the, Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

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SECTION 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers, and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

                                 INDEMNIFICATION

SECTION 1. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 1. Certificates of Stock. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all of the signatures may be facsimiles.

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SECTION 2. Lost Certificates. A new certificate of Stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made or collateral Security, and not absolutely, it shall be made or collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. Record Date for Meeting of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall


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apply to any adjournment of the meeting; provided, however, that the Board of
Directors may fix a new record date for the adjourned meeting.

SECTION 5. Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.


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SECTION 7. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 9. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 10. Notice and Waiver of Notice. Whenever any notice is a notice unless expressly so stated, required by these By-Laws to be given, person is not mean and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 1. Amendment. These By-Laws may be amended, altered or repealed by the affirmative vote of a majority of the Whole Board (as defined in Article II, Section 2 above). In addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate of



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Incorporation, if any, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3rds%) of the voting power of all of the outstanding shares of capital stock of the Corporation, entitled to vote thereon, voting together as a single class, shall be required for the stockholders to amend, alter or repeal any By-Law of the Corporation.